Exhibit 99.7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below and not otherwise defined in this Exhibit 99.7 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on January 7, 2025. unless otherwise stated or the context clearly indicates otherwise, the terms the “Registrant,” “Company,” “EMAT,” “we,” “us,” and “our” refer to Evolution Metals & Technologies Corp., a Delaware corporation, and its subsidiaries at and after the Closing Date and giving effect to the consummation of the Business Combination, the term “WTMA” refers to Welsbach Technologies Metals Acquisition Corp., a Delaware corporation, prior to the Closing Date and without giving effect to the Closing, and the term “EM” refers to Evolution Metals LLC, a Delaware limited liability company, both prior to and after the Closing

Introduction

The following unaudited pro forma condensed combined financial information provides additional information regarding the financial aspects of the Merger of EM and WTMA including the related transactions that fall within the scope of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, assumes that the Business Combination and related transactions occurred on September 30, 2025. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and for the year ended December 31, 2024, give pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2024.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Description of the Business Combination

On November 6, 2024, WTMA entered into the Merger Agreement with Merger Sub and EM. If the Merger Agreement is adopted and the Business Combination is approved by WTMA’s stockholders, EM’s members and the equity holders of the other Target Companies (as defined below), and the Business Combination is subsequently completed, at the Effective Time, Merger Sub will merge with and into EM, with EM surviving the Merger as a wholly owned subsidiary of WTMA. In connection with the closing of the Business Combination (the “Closing”), WTMA intends to change its name to Evolution Metals & Technologies Corp. (such post-Closing entity us referred to as “New EM”).

In addition to the Merger, and as a material inducement to the parties to enter into the Merger Agreement, the parties to the Merger Agreement also intend to enter into certain other agreements to consummate the Precedent Transactions, each to be effective on or about the Closing and conditional upon the Closing.

New EM plans to grant certain awards under the New EM Equity Incentive Plan, subject to approval by the compensation committee of the New EM Board of Directors as soon as reasonably practicable after the Business Combination and subject to the filing of an effective registration statement on Form S-8. This arrangement has not been reflected in the unaudited pro forma condensed combined financial statements but may have a material impact on the combined company’s financial statements post-Closing.

For more information about the Business Combination, please see the section entitled “Merger Proposal Agreement.”

Accounting Treatment of the Business Combination

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Merger between WTMA and EM will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, WTMA will be treated as the “accounting acquiree” and EM will be treated as the “accounting acquirer” for financial statement reporting purposes. EM has been determined to be the accounting acquirer as EM’s existing majority shareholders are expected to have majority voting interest in the combined entity, indicating that EM has not undergone a change in control.

In connection with the Business Combination, Precedent Transactions representing the acquisitions of the Operating Companies will each be accounted for in accordance with ASC 805, using the acquisition method. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC Topic 810, Consolidation (“ASC 810”). EM will be considered as the accounting acquirer of each Operating Company based on evaluation of the following factors:

●	EM will hold 100% of the voting equity interest in each of the Operating Companies after acquisition.

●	EM will have full and complete control over the Operating Companies. No substantive participating or kick out rights are present.

●	Prior to consummation of the Precedent Transactions, EM did not have a controlling financial interest in any of the Operating Companies.

The factors discussed above support the conclusion that EM will acquire a controlling financial interest in each of the Operating Companies through ownership of the majority of voting rights and will be the accounting acquirer. Therefore, the Precedent Transactions entered in connection with the Business Combination will be accounted for using the acquisition method. Under this method of accounting, EM is treated as the acquirer and each Operating Company is treated as an acquired company for financial statement reporting purposes. Each Precedent Transaction will be effective on or about the Closing of the Business Combination and will be conditional upon the Closing. Upon Closing the assets and liabilities of each Operating Company will be recognized at fair value, and any consideration in excess of the fair value of the net assets acquired (including identifiable intangible assets) will be recognized as goodwill.

The Company has determined EM to be the predecessor entity to the Business Combination. Such determination is based on several considerations, each evaluated in the context of all relevant facts and circumstances of the transaction and applicable accounting guidance. Regulation C, Rule 405 under the Securities Act of 1933 defines “predecessor” as “a person the major portion of the business and assets of which another person acquired in a single succession, or in a series of related successions in each of which the acquiring person acquired the major portion of the business and assets of the acquired person.” In the Business Combination, WTMA will acquire EM and the Operating Companies. As WTMA is a special purpose acquisition company with nominal operations, it should not be considered the predecessor.

In assessing which of the acquired companies represents the predecessor, EM has been identified as the predecessor entity based on an evaluation of the following factors:

●	EM is expected to have significant influence in the ongoing management structure of the combined entity relative to the other Operating Companies, with EM’s current sole managing member, David Wilcox, assuming the role of Global Chief Executive Officer and Executive President of the Board of Directors of New EM post-Business Combination. The management structure of the combined entity is not expected to consist of any members of the other Operating Companies. Such positioning will allow EM’s legacy management to control and set long term strategic objectives, growth and funding strategies, and operational manufacturing plans.

●	The historical asset base, operating expenses, and relative pre-merger fair value of EM is significantly larger compared to the other Operating Companies.

●	The Operating Companies are viewed as complimentary, strategic components to EM management’s plans to build a complete and integrated global supply chain for critical minerals and materials. Consequently, there is no distinct Operating Company that will constitute a major portion of the operations of the combined entity.

While no single factor is individually determinative, the considerations discussed above indicate that EM represents the “major portion” of the combined entity and is therefore deemed to be the predecessor entity, whose historical financial statemis individually determinative, the considerations discussed above indicate thatents prior to the Business Combination will become those of the reporting registrant.

Ownership after the Business Combination

The following presents the post-Closing share ownership of EMAT excluding the dilutive effect of the convertible preferred units issued durinis individually determinative, the considerations discussed above indicate thatg the three-months ended September 30, 2025, which will automatically convert into shares of New EM Common Stock, ninety days after Closing.

	Ownership in shares	Ownership %
WTMA Public Stockholders(1)	909,251	0.2%
WTMA Sponsor, current directors, officers and affiliates, and representatives(2)	2,369,181	0.4%
EM Unitholders(3)	588,473,653	99.1%
New EM Shares issued pursuant to WTMA extensions (Sept. 2023 and June 2024)	1,597,784	0.3%
Total	593,349,869	100.0%

(1)	After taking into effect redemptions in connection with the September Special Meeting, whereby holders of 427,854 shares of WTMA Common Stock exercised their right to redeem their WTMA Common Stock (which became EMAT Common Stock prior to the settlement of the redemptions) and received approximately $11.46 per share redeemed, or approximately $5.0 million in the aggregate, from the trust account established at the consummation of WTMA’s initial public offering (the “Trust Account), which had a balance immediately prior to the Closing of approximately $6.5. Following the payment of the redemptions, there was approximately $1.6 million of cash in the trust account available for disbursement in connection with the Business Combination. Also includes the issuance of 772,768 shares of New EM Common Stock pursuant to public rights. On a percentage basis, the effective underwriting fee of $4.2 million ($1.5 million of underwriting fees paid at the time of WTMA’s IPO and $2.7 million of deferred underwriting fees which are payable at the time of Closing) is 268.9%.

(2)	Includes the issuance of 35,205 shares of New EM Common Stock pursuant to the private rights and the issuance of 50,000 shares of New EM Common Stock pursuant to compensation agreements entered into with Andrew Switaj (former director of WTMA), Dominik Oggenfuss (director of WTMA), Matthew Rockett (director of WTMA), and Justin Werner (director of WTMA).

(3)	Includes the issuance of 475,962,290 shares of New EM Common Stock to the EM Equity holder, 109,436,178 shares of New EM Common Stock to the holders of EM Convertible Preferred Units, and the following numbers of shares of New EM Common Stock in respect of the EM Member Units expected to be issued to equity holders of the Korean Companies immediately prior to the Effective Time: 542,342 shares of New EM Common Stock to KCM’s stockholders, 1,614,129 shares of New EM Common Stock to KMMI’s stockholders, 648,497 shares of New EM Common Stock to NS World’s stockholders, and 270,217 shares of New EM Common Stock to Handa Lab’s stockholders.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2025
(in thousands, except share and per-share amounts)

	WTMA	EM	Handa Lab	KMMI	NS World	KCM	Transaction Accounting Adjustments	Notes	Pro forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$-	$16,287	$641	$163	$213	$18	$1,524	A	$96,181
							80,000	B
							(2,705)	C
							40	Q
Restricted cash	-	-	-	37	-	-	-		37
Accounts receivable	-	-	21	-	1,158	-	-		1,179
Accounts receivable - related parties	-	-	-	-	659	613	(613)	R	659
Non-trade accounts receivable	-	1,363	19	-	146	-	-		1,528
Non-trade accounts receivable - related parties	-	2,972	-	68	946	-	-		3,986
Convertible note receivable	-	-	-	-	-	-	-		-
Inventory	-	-	148	-	871	762	-		1,781
Prepaid expenses and other current assets	150	44	45	10	32	3	-		284
Total current assets	150	20,666	874	278	4,025	1,396	78,246		105,635
Plant, property and equipment, net	-	-	294	2,065	1,389	2,798	(404)	L	6,142
Operating lease right-of-use assets	-	-	2	37	-	-	-		39
Intangible assets, net	-	-	85	-	-	-	15,645	K	15,730
Note receivable	-	-	-	-	-	-	-		-
Deferred transaction costs	-	8,610	-	-	-	-	(8,610)	D	-
Cash and investment held in Trust Account	6,425	-	-	-	-	-	(1,524)	A	-
							(4,901)	E
Held to maturity debt securities	-	-	-	-	-	-	-		-
Goodwill	-	-	-	-	-	-	65,954	M	65,954
Other noncurrent assets	-	-	20	104	52	24	-		200
Total assets	$6,575	$29,276	$1,275	$2,484	$5,466	$4,218	$144,406		$193,700

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2025 — (Continued)
(in thousands, except share and per-share amounts)

	WTMA	EM	Handa Lab	KMMI	NS World	KCM	Transaction Accounting Adjustments	Notes	Pro forma Combined
LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$3,461	$4,807	$-	$-	$168	$46	$-		$9,657
							1,175	D
Accounts payable - related parties	-	-	-	-	921	-	(613)	R	308
Non-trade accounts payable	-	-	147	47	112	111	-		417
Non-trade accounts payable - related parties	504	-	-	-	1,520	-	-		2,024
Short term debt	-	-	-	-	138	308	48,118	T	128,564
							80,000	B
Short term debt - related parties	-	-	-	-	2,180	471	-		2,651
Current portion of long-term debt	-	-	-	47	154	321	-		522
Current portion of long-term debt - related party	-	-	-	-	14	-	-		14
Current portion of finance lease liabilities	-	-	7	20	37	23	-		87
Current portion of operating lease liabilities	-	-	1	17	-	-	-		18
Derivative liabilities	-	118,523	-	-	-	-	(118,523)	F	-
Income taxes payable	178	-	-	-	-	-	-		178
Redeemable convertible preferred stock - related parties	-	-	-	-	-	1,180	(1,180)	O	-
Excise tax payable and interest and penalties	880	-	-	-	-	-	-		880
Convertible promissory notes – related party	2,296	-	-	-	-	-	-		2,296
Working capital loans - related party	2,608	-	-	-	-	-	-		2,608
CPU Share Allocation Obligation	-	9,603	-	-	-	-	(9,603)	F	-
Accrued expenses and other current liabilities	-	40	122	63	863	149	610	D	1,847
Total current liabilities	9,927	132,973	277	194	6,107	2,609	(16)		152,071
Long term debt	-	-	419	1,346	65	2,010	-		3,840
Long term debt -related parties	-	-	24	-	215	-	-		239
Finance lease liabilities, noncurrent	-	-	11	2	55	54	-		122
Operating lease liabilities, noncurrent	-	-	1	6	-	-	-		7
Deferred underwriting fee payable	2,705	-	-	-	-	-	(2,705)	C	-
Deferred tax liabilities	-	-	-	-	-	-	2,896	S	2,896
Other noncurrent liabilities	-	-	-	158	376	124	-		658
Total liabilities	$12,632	$132,9733	$732	$1,706	$6,818	$4,797	$175		$159,833
Commitments and contingencies	-	-	-	-	-	-	-		-

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2025 — (Continued)

(in thousands, except share and per-share amounts)

	WTMA	EM	Handa Lab	KMMI	NS World	KCM	Transaction Accounting Adjustments	Notes	Pro forma Combined
TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Common Stock subject to possible redemption	$6,395	$-	$-	$-	$-	$-	$(1,547)	H	$-
							(4,848)	E
Stockholders’ Equity (Deficit)
New EM Common stock	-	-	-	-	-	-	48	J	59
							10	F
							1	I
							-	N
Common stock	-	-	1,514	9	1,264	73	(2,866)	O	-
							6	P
Member units	-	-	-	-	-	-	-		-
Convertible preferred units	-	25,591	-	-	-	-	(25,591)	I	-
Additional paid-in capital	-	-	(3)	3,938	927	-	(10,395)	D	163,095
							128,116	F
							(12,454)	G
							1,547	H
							25,590	I
							(48)	J
							30,751	N
							(6,036)	O
							1,174	P
							40	Q
							(53)	E
Subscription Receivable	-	-	-	-	-	-	-		-
Accumulated deficit	(12,452)	(129,289)	(858)	(3,024)	(2,962)	(584)	12,452	G	(129,288)
							7,429	O
Accumulated other comprehensive loss (income)	-	1	(122)	(145)	(581)	(68)	917	O	2
Other equities	-	-	-	-	-	-	-		-
Total stockholders’ equity (deficit)	(12,452)	(103,697)	531	778	(1,352)	(579)	150,638		33,867
Noncontrolling interest	-	-	12	-	-	-	(12)	O	-
Total equity (deficit)	(12,452)	(103,697)	543	778	(1,352)	(579)	150,626		33,867
Total liabilities, temporary equity and stockholders’ equity (deficit)	$6,575	$29,276	$1,275	$2,484	$5,466	4,218	$144,406		$193,700

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2025

(in thousands)

	WTMA	EM	Handa Lab	KMMI	NS World	KCM	Transaction Accounting Adjustments	Notes	Pro forma Combined
Revenues	$-	$-	$196	$-	$4,919	$969	$(968)	9A	$5,116
Cost of sales	-	-	(204)	-	(4,007)	(1,260)	10	7A	(4,493)
							968	9A
Gross profit (loss)	-	-	(8)	-	912	(291)	10		623
Operating expenses:
Other operating income, net	-	-	130	3	54	-	-		187
Selling, general and administrative	(1,610)	(5,480)	(438)	(937)	(1,175)	(281)	(813)	3A	(10,734)
Franchise tax	(68)	-	-	-	-	-	-		(68)
Total operating expenses	(1,678)	(5,480)	(308)	(934)	(1,121)	(281)	(813)		(10,615)
Loss from operations	(1,678)	(5,480)	(316)	(934)	(209)	(572)	(803)		(9,992)
Other income (expense):
Interest expense	-	-	(4)	(19)	(139)	(98)	-		(260)
Interest income	-	1,547	7	16	6	2	-		1,578
Interest income from investments held in Trust Account	236	-	-	-	-	-	(236)	1A	-
Other expense	-	-	-	(1)	(253)	(13)			(267)
Other income	-	250	2	18	341	46			657
Allowance for credit losses	-	(9,576)	-	-	-	-	1,781	5A	(7,795)
Change in fair value of CPU Share Allocation Obligation variable share settlement	-	8,628	-	-	-	-	(8,628)	4A	-
Change in fair value of July Investment Agreement DerivativeObligations	-	(65,292)	-	-	-	-	65,292	4A	-
Day one loss on CPU Share Allocation Obligation	-	(404)	-	-	-	-	404	4A	-
Loss on issuance of convertible preferred units	-	-	-	-	-	-			-
Gain (Loss) on fair value remeasurement of financial instruments	-	-	-	-	(12)	(253)	338	6A	73
Provision for income taxes	(35)	-	-	-	-	-	-		(35)
Total other income (expense)	201	(64,847)	5	14	(57)	(316)	58,951		(6,049)
Net loss	$(1,477)	$(70,327)	$(311)	$(920)	$(266)	$(888)	$58,148		$(16,041)

Net loss per share (Note 5)
Weighted average shares outstanding - basic and diluted - redemption feature	843,104
Net loss per share - basic and diluted - redemption feature	$(0.47)
Weighted average shares outstanding - basic and diluted - no redemption feature	2,283,976
Net loss per share - basic and diluted - no redemption feature	$(0.47)
Weighted average shares outstanding - basic and diluted		1,000,000							593,349,869
Net loss per share - basic and diluted - no redemption feature		$(70.33)							$(0.03)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2024
(in thousands)

	WTMA	EM	Handa Lab	KMMI	NS World	KCM	Transaction Accounting Adjustments	Notes		Pro forma Combined
Revenues	$-	$-	$488	$-	$6,051	$116	$(73)	9	A	$6,582
Cost of sales	-	-	(345)	-	(5,218)	(962)	13	7	A	(6,439)
							73	9	A
Gross profit (loss)	-	-	143	-	833	(846)	13			143
Operating expenses:
Other operating income, net	-	-	439	-	147	54	-			640
Selling, general and administrative	(1,428)	(3,801)	(737)	(868)	(1,224)	(493)	(1,786)	2	A	(11,421)
							(1,084)	3	A
Franchise tax	(155)	-	-	-	-	-	-			(155)
Total operating expenses	(1,583)	(3,801)	(298)	(868)	(1,077)	(439)	(2,870)			(10,936)
Loss from operations	(1,583)	(3,801)	(155)	(868)	(244)	(1,285)	(2,857)			(10,793)
Other income (expense):
Interest expense	-	-	(6)	(31)	(144)	(127)	(93)	8	A	(401)
Interest income	-	778	10	21	7	3	-			819
Interest income from investments held in Trust Account	809	-	-	-	-	-	(809)	1	A	-
Other expense	-	-	-	(39)	(337)	(2)	-			(378)
Other income	-	-	-	64	271	24	-			359
Allowance for credit losses	-	(18,119)	-	-	-	-	2,391	5	A	(15,728)
Change in fair value of CPU Share Allocation Obligation variable share settlement	-	(1,861)	-	-	-	-	-			(1,861)
Change in fair value of July Investment Agreement DerivativeObligations	-	(15,571)	-	-	-	-	-			(15,571)
Day one loss on July Investment Agreement Derivative Obligation	-	(20,160)	-	-	-	-	-			(20,160)
Day one loss on CPU Share Allocation	-	(228)	-	-	-	-	-			(228)
Gain (Loss) on fair value remeasurement of financial instruments	-	-	-	-	75	(142)	-			(67)
Provision for income taxes	(126)	-	-	-	-	(2)	-			(128)
Total other income (expense)	683	(55,161)	4	15	(128)	(246)	1,489			(53,344)
Net loss	$(900)	$(58,962)	$(151)	$(853)	$(372)	$(1,531)	$(1,368)			$(64,137)

Net loss per share (Note 5)
Weighted average shares outstanding - basic and diluted - redemption feature	1,618,885
Net loss per share - basic and diluted - redemption feature	$(0.23)
Weighted average shares outstanding - basic and diluted - no redemption feature	2,283,976
Net loss per share - basic and diluted - no redemption feature	$(0.23)
Weighted average shares outstanding - basic and diluted		1,000,000								593,349,869
Net loss per share - basic and diluted - no redemption feature		$(58.96)								$(0.11)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, gives pro forma effect to the Business Combination as if it had been consummated as of September 30, 2025. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, and for the year ended December 31, 2024, gives pro forma effect to the Business Combination as if it had been consummated as of January 1, 2024, the first day of New EM’s 2024 fiscal year. This information should be read together with the audited historical financial statements of each of WTMA, EM, and the Operating Companies, including the notes thereto, as well as other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the estimated effects of the Business Combination and any related transactions. It sets forth and is derived from the following:

●	WTMA’s unaudited interim condensed consolidated financial statements as of and for the nine months ended September 30, 2025, included elsewhere in this proxy statement/prospectus.

●	WTMA’s audited condensed consolidated financial statements as of and for the year ended December 31, 2024, included elsewhere in this proxy statement/prospectus.

●	EM’s unaudited interim condensed financial statements as of and for the nine months ended September 30, 2025, included elsewhere in this proxy statement/prospectus.

●	EM’s audited condensed financial statements as of December 31, 2024, and for the period from February 8, 2024 (inception) through December 31, 2024, included elsewhere in this proxy statement/prospectus.

●	Each Operating Company’s unaudited interim condensed consolidated financial statements as of and for the nine months ended September 30, 2025, included elsewhere in this proxy statement/prospectus.

●	Each Operating Company’s audited condensed consolidated financial statements as of and for the year ended December 31, 2024, included elsewhere in this proxy statement/prospectus.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that WTMA believes are reasonable under the circumstances. The unaudited pro forma condensed combined adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. WTMA believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Based on its initial analysis, management did not identify any differences in accounting policies between the combining entities that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Upon consummation of the Business Combination, New EM’s management will perform a comprehensive review of the combining entities’ accounting policies. As a result of the review, New EM’s management may identify differences between the accounting policies of the combining entities which, when confirmed, could have a material impact on the financial statements of New EM.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and balance sheet would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of New EM. They should be read in conjunction with the historical financial statements and notes thereto of all the combining entities included elsewhere in this proxy statement/prospectus.

Note 2. Reclassifications

Certain reclassifications have been made to the historical presentation of the combining entities to conform to the preliminary financial statement presentation of the combined entity. Upon consummation of the Business Combination, New EM’s management will perform a comprehensive review of the combining entities to further align the financial statement presentation of New EM.

	As of September 30, 2025
Unaudited Pro Forma Condensed Combined Balance Sheet In thousands	Reclassification from	Reclassification to
WTMA
Non-trade accounts payable – related parties		$504
Due to affiliates	$(504)
EM
Non-trade accounts receivable		$1,363
Notes receivable, current, net	$(1,363)
Non-trade accounts receivable – related parties		$2,972
Notes receivable, related party, net	$(2,972)
Derivative liabilities		$118,523
July Investment Agreement Derivative	$(118,523)
Handa Lab
Prepaids and other current assets		$18
Short-term financial instruments	$(18)
Accrued expenses and other current liabilities		$108
Contract liabilities	$(108)
KMMI
Accrued expenses and other current liabilities		$29
Withholdings	$ (1 2)
Current portion of defined severance benefits	$(17)
Other noncurrent liabilities		$81
Defined severance benefits	$(81)
NS World
Accrued expenses and other current liabilities		$651
Accrued expenses	$(40)
Current portion of defined severance benefits	$(611)
Other noncurrent liabilities		$348
Defined severance benefits	$(348)
KCM
Accrued expenses and other current liabilities		$70
Current portion of defined severance benefits	$(70)
Other noncurrent liabilities		$124
Long term taxes payable	$(32)
Defined severance benefits	$(92)

	Nine months ended September 30, 2025
Unaudited Pro Forma Condensed Combined Statement of Operations In thousands	Reclassification from	Reclassification to
EM
Selling, general and administrative		$(342)
Sales and marketing	$342
Handa Lab
Interest income		$1
Interest income – related parties	$(1)
KMMI
Other income		$13
Gain on foreign currency	$(13)
Interest income		$14
Interest income – related parties	$(14)
NS World
Revenue		$298
Revenue – related parties	$(298)
Other operating income, net		$12
Other operating income – related parties	$(12)
Other income		$306
Gain on foreign currency	$(306)
Other expense		$(204)
Loss on foreign currency	$204
Interest expense		$(71)
Interest expense – related parties	$71
Gain (loss) on fair value remeasurement of other financial instruments		$(12)
Loss on valuation of redeemable convertible preferred stock	$12
KCM
Revenue		$969
Revenue – related parties	$(969)
Other income		$4
Gain on foreign currency	$(4)
Interest expense		$(18)
Interest expense – related parties	$18
Other expense		$(12)
Loss on foreign currency	$12

	Year ended December 31, 2024
Unaudited Pro Forma Condensed Combined Statement of Operations In thousands	Reclassification from	Reclassification to
EM
Selling, general and administrative		$(203)
Sales and marketing	$203
Handa Lab
Cost of sales		$(10)
Cost of sales – related parties	$10
Interest income		$2
Interest income – related parties	$(2)
KMMI
Other income		$61
Gain on foreign currency	$(61)
Other expense		(37)
Loss on foreign currency	$37
Interest income		$20
Interest income – related parties	$(20)
NS World
Revenue		$463
Revenue – related parties	$(463)
Other operating income, net		$13
Other operating income – related parties	$(13)
Other income		$258
Gain on foreign currency	$(258)
Other expense		$(229)
Loss on foreign currency	$229
Interest expense		$(88)
Interest expense – related parties	$88
Gain (loss) on fair value remeasurement of other financial instruments		$75
Gain on valuation of redeemable convertible preferred stock	$(75)
KCM
Revenue		$115
Revenue – related parties	$(115)
Other operating income, net		$(8)
Other operating expense	$8
Other income		$20
Gain on foreign currency	$(20)

Note 3. Calculation of estimated purchase consideration and preliminary purchase price allocation for the Precedent Transactions

EM is the accounting acquirer of each Operating Company, which will be accounted for under the acquisition method of accounting for business combinations in accordance with ASC 805. The allocation of the preliminary estimated purchase price for each acquisition is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of September 30, 2025, using currently available information. Due to the fact that the unaudited pro forma combined condensed financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the combined company’s financial position and results of operations may differ materially from the pro forma amounts included herein.

The final purchase price allocation for the Precedent Transactions will be performed as soon as practicable within the required measurement period and adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the Closing.

in thousands, except share data	Handa Lab	KMMI	NS World	KCM	Total
Estimated shares of common stock outstanding	380,800	22,080	289,055	21,666
Estimated shares attributable to non-dissenting shareholders	137,200	8,100	144,527	8,160
Exchange ratio (per unit of EM Member Units)	0.0041	0.4187	0.0094	0.1396
Estimated total of EM Member Units to be issued	568	3,391	1,362	1,139
Estimated fair value of each EM Member Unit	$4,760	$4,760	$4,760	$4,760
Equity portion of consideration	$2,702	$16,141	$6,485	$5,423	$30,751
Cash due to dissenting shareholders	$4,798	$27,859	$6,485	$8,977
Cash portion of consideration	$4,798	$27,859	$6,485	$8,977	$48,119
Total estimated consideration	$7,500	$44,000	$12,970	$14,400	$78,870

The following table presents the preliminary purchase price allocation of the assets acquired and the liabilities assumed as if the acquisitions of each Operating Company occurred on September 30, 2025 (in thousands):

	Handa Lab	KMMI	NS World	KCM	Total
Total estimated consideration	$7,500	$44,000	$12,970	$14,400	$78,870
Purchase price allocation:
Historical net assets	543	778	(1,352)	(579)	(610)
Plus: Liabilities settled and not assumed	—	—	—	1,180	1,180
Plus: Fair value step-up to intangibles	3,855	340	4,150	7,300	15,645
Plus: Fair value step-up (reduction) to property, plant and equipment	51	(308)	—	(147)	(404)
Less: Deferred tax (liabilities) assets	(742)	(6)	(788)	(1,359)	(2,895)
Total net assets acquired	3,707	804	2,010	6,395	12,916
Goodwill	$3,793	$43,196	$10,960	$8,005	$65,954

The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”), which defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Goodwill represents the excess of the estimated purchase price over the estimated fair value of each Operating Company’s assets and liabilities, including the fair value of the estimated identifiable finite and indefinite lived intangible assets. Goodwill will not be amortized but will be subject to periodic impairment testing.

Note 4. Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). WTMA has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. Certain of the Operating Companies have had historical relationships prior to the Business Combination. Accordingly, pro forma adjustments have been made to eliminate the activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of New EM Common Stock outstanding, assuming the Business Combination and related transactions occurred on January 1, 2024.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A.	Reflects the reclassification of $1.5 million held in the Trust Account that became available at the Closing of the Business Combination to cash and cash equivalents.

B.	Reflects the $80.0 million of cash proceeds from a short-term bridge loan that the Company incurred to facilitate the closing of the Business Combination. The loan is presented as a short-term liability as it is expected to be repaid within five days of Closing.

C.	Represents payment to settle the deferred underwriting fee payable related to WMTA’s initial public offering in the amount of $2.7 million.

D.	Represents estimated transaction costs for legal, advisory, accounting and other services expected to be incurred and accrued at or before Closing of the Business Combination by WTMA and EM. Transaction costs of $1.2 million invoiced after September 30, 2025, have been classified as Accounts payable, while $0.6 million of additional, estimated costs have been reflected as Accrued expenses and other current liabilities. These costs are expected to be expensed and recognized in the respective entity’s accumulated deficit and reclassified to additional paid-in capital at Closing to reflect the reclassification of the respective entity’s historical accumulated deficit. Further, EM deferred approximately $8.6 million of transaction costs as of September 30, 2025, which have been reclassified to additional paid-in capital at Closing.

E.	Represents the actual redemptions of 427,854 shares of WTMA Common Stock for approximately $4.9 million.

F.	Reflects the settlement of EM’s obligations requiring variable share settlement upon Closing pursuant to the terms and conditions of the EM Convertible Instruments and the terms and conditions of the Investment Agreement between Springrock Management Inc. and EM, dated July 18, 2024. Together, the settlement reflects the issuance of 96,796,178 shares of New EM Common Stock upon Closing. The shares of New EM Common Stock are allocated to New EM Common Stock and additional paid-in capital using par value $0.0001 per share.

G.	Reflects the reclassification of WTMA’s historical accumulated deficit into additional paid-in capital as part of the reverse recapitalization.

H.	Reflects the recapitalization of WTMA’s Common Stock subject to possible redemption into permanent equity of New EM Common Stock at a per share par value of $0.0001.

I.	Reflects the conversion of EM Convertible Instruments issued and outstanding as of September 30, 2025, into 12,640,000 shares of New EM Common Stock immediately upon Closing of the Business Combination. The shares of New EM Common Stock are allocated to New EM Common Stock and additional paid-in capital using par value $0.0001 per share.

J.	Reflects the recapitalization of EM Common Stock and the issuance of 475,962,290 shares of New EM Common Stock to EM Unitholders as consideration for the reverse recapitalization. The shares of New EM Common Stock are allocated to New EM Common Stock and additional paid-in capital using par value $0.0001 per share.

K.	Reflects the adjustment of acquired intangible assets to their estimated fair values. The preliminary valuation analysis identified intangible assets related to customer relationships and developed technology. The calculation of fair value and estimate of useful lives is preliminary and subject to change.

L.	Reflects the adjustment of acquired property, plant and equipment to their estimated fair values. The calculation of fair value and estimate of useful lives is preliminary and subject to change.

M.	Reflects the adjustment to record estimated goodwill resulting from the preliminary purchase price allocation, as further described in Note 3 above.

N.	Reflects the $30.8 million of New EM Common Stock issued as a portion of consideration for the Operating Company acquisitions. The shares of New EM Common Stock are allocated to New EM Common Stock and additional paid-in capital using par value $0.0001 per share.

O.	Reflects the elimination of each Operating Company’s equity and non-controlling interest balance as part of the acquisition method of accounting prescribed under ASC 805.

P.	Reflects the settlement and conversion of certain KCM liability instruments into KCM common shares. The KCM convertible debt of $1.2 million is converted into redeemable convertible preferred stock and then converted into 1,666 common shares of KCM. The conversion of these instruments is expected to occur before EM acquires the Operating Companies and has been reflected in the estimated shares of common stock outstanding in the calculation of equity consideration within Note 3.

Q.	Reflects the net interest earned on the trust account from September 30, 2025, through December 18, 2025.

R.	Reflects the elimination of intercompany balances between the following entities on a combined basis (in thousands):

Company	Financial Statement Caption	Related Party	As of September 30, 2025
KCM	Accounts receivable – related parties	NS World	$613
NS World	Accounts payable – related parties	KCM	$613

S.	Reflects the establishment of deferred tax liabilities related to the acquisition of indefinite lived intangible assets and property, plant and equipment at their fair values in accordance with ASC 805, as further described in Note 3. An estimated statutory rate of 19% was used for the Korean Companies. The following table summarizes the deferred tax liability (asset) by entity (in thousands):

	Handa Lab	KMMI	NS World	KCM	Total
Intangible asset fair value step-up	$3,855	$340	$4,150	$7,300	$15,645
Property, plant and equipment fair value step-up (reduction)	51	(308)	—	(147)	(404)
Total fair value step-up (reduction)	3,906	32	4,150	7,153	15,241
Estimated statutory tax rate	19%	19%	19%	19%
Deferred tax liabilities (assets)	$742	$6	$788	$1,359	$2,895

T.	Reflects the recognition of a short-term liability of $48.1 million for the cash consideration payable to dissenting shareholders of the Korean Operating Companies who elected to receive cash for their shares. The amount is classified as a current liability as it is expected to be paid within one year of the acquisition date.

U.	Upon consummation of the Business Combination, the capital structure of New EM will consist of a single class of common stock and preferred stock. Authorized, issued and outstanding shares for each class of common stock and preferred stock as of September 30, 2025, and on a pro forma basis are as follows:

	As of September 30, 2025			Pro Forma Combined
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
WTMA Preferred Stock	1,000,000	-	-	-	-	-
WTMA Common Stock	100,000,000	2,283,976	2,283,976	-	-	-
EM Member Units	1,000,000	1,000,000	1,000,000	-	-	-
EM Convertible Preferred Units	58,830,021	58,830,021	58,830,021	-	-	-
Handa Lab Common Stock	1,500,000	291,800	291,800	-	-	-
KMMI Common Stock	20,000,000	22,080	22,080	-	-	-
NS World Common Stock	1,006,220	289,055	289,055	-	-	-
KCM Common Stock	1,000,000	21,666	21,666	-	-	-
New EM Preferred Stock	-	-	-	1,000,000	-	-
New EM Common Stock	-	-	-	1,501,000,000	-	-

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

1A.	Reflects the elimination of investment income on the Trust Account.

2A.	Reflects the estimated transaction costs of approximately $1.8 million as if incurred on January 1, 2024, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

3A.	Represents the adjustment to increase amortization expense by $0.8 million for the nine months ended September 30, 2025, and $1.1 million for the year ended December 31, 2024, as a result of the fair value step-up for the Operating Companies’ intangible assets, as further described in Note 3. Estimated useful lives used to calculate amortization expense over a straight-line basis ranged from 10 to 17 years.

4A.	Reflects the elimination of losses for the nine months ended September 30, 2025, related to the change in fair value of EM’s CPU Share Allocation Obligation and July Investment Agreement derivative, which are settled upon Closing.

5A.	Reflects the elimination of EM credit loss expense directly attributable to the EM notes receivable that mature and settle upon Closing.

6A.	Reflects the elimination of losses for the nine months ended September 30, 2025, related to the change in fair value of the NS World and KCM liability instruments which are assumed to convert before Closing.

7A.	Reflects the adjustment to decrease depreciation expense by $0.01 million for the nine months ended September 30, 2025, and $0.013 million for the year ended December 31, 2024, as a result of the incremental fair value adjustment for the Operating Companies’ property, plant and equipment, as further described in Note 3.

8A.	Reflects interest expense of $0.093 million related to an $80.0 million short-term bridge loan used to finance the acquisition. This interest expense is a nonrecurring item, as the Company intends to repay the loan in full five days after the closing date from operating cash flows. The expense will not recur beyond this initial 5-day period.

9A.	Reflects the elimination of intercompany transactions between the following entities on a pro forma condensed combined basis (in thousands):

Company	Financial Statement Caption	Related Party	Nine months ended September 30, 2025
KCM	Revenue	NS World	$968
NS World	Cost of sales	KCM	$968

Company	Financial Statement Caption	Related Party	Year ended December 31, 2024
KCM	Revenue	NS World	$73
NS World	Cost of sales	KCM	$73

Note 5. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and the related transactions, assuming the shares were outstanding since January 1, 2024. As the Business Combination and the related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared to present five alternative scenarios with respect to the redemption of WTMA Common Stock by WTMA public shareholders at the time of the Business Combination for the for the nine months ended September 30, 2025, and the year ended December 31, 2024:

in thousands, except share data	Nine months ended September 30, 2025 (1)
Pro forma net loss	$(16,041)
Basic and diluted weighted average shares outstanding(2)	593,349,869
Pro forma net loss per share – basic and diluted	$(0.03)

in thousands, except share data	Year ended December 31, 2024 (1)
Pro forma net loss	$(64,137)
Basic and diluted weighted average shares outstanding(2)	593,349,869
Pro forma net loss per share – basic and diluted	$(0.11)

(1)	Pro forma loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined Financial Information.”
(2)	Potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would be anti-dilutive or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.